UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2015

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 22, 2015, Heat Biologics, Inc. (the “Company”) and certain of its subsidiaries entered into the First Amendment (the “Amendment”) to that certain Loan and Security Agreement  with Square 1 Bank (the “Bank”),  dated as of August 22, 2014 (the “Agreement”), which amended the following defined terms in Exhibit A to the Agreement, such that:   (i) the Tranche III Funding Condition means Bank’s receipt on or before June 30, 2015 of evidence satisfactory to the Bank of the initiation of the Company’s Phase 1B trial for lung cancer indication; (ii) the Tranche IV Availability End Date is December 31, 2015; and (iii) the Tranche IV Funding Condition  means Bank’s receipt on or before December 31, 2015 of evidence satisfactory to the Bank of full enrollment of Company’s Phase 1/2 clinical trial for HS-410.  This brief summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the First Amendment to Loan And Security Agreement which is attached as Exhibit 4.1 to this Form 8-K and is  incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

4.1	First Amendment to Loan and Security Agreement with Square 1 Bank dated June 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2015	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amendment to Loan and Security Agreement with Square 1 Bank dated June 22, 2015